Exhibit 10.1

WASHINGTON GROUP INTERNATIONAL, INC.

EQUITY AND PERFORMANCE INCENTIVE PLAN

AMENDMENT NO. 2

THIS AMENDMENT to the Washington Group International, Inc. Equity and Performance Incentive Plan was adopted by Washington Group International, Inc. (the “Company”) effective as of May 20, 2005.

W I T N E S S E T H:

WHEREAS, the Company maintains the Washington Group International, Inc. Equity and Performance Incentive Plan (the “Plan”); and

WHEREAS, the Board of Directors of the Company has authority under Section 19(a) of the Plan to amend the Plan from time to time; and

WHEREAS, the Board wishes to amend the Plan;

NOW, THEREFORE, the Board hereby amends the Plan as follows:

1.

Section 6(c) is hereby amended in its entirety to read as follows, effective as of January 1, 2005:

Each such grant or sale shall provide that the Restricted Shares covered by such grant or sale shall be subject, except (if the Board shall so determine) in the event of a Change in Control or other similar transaction or event or in the event of the Participant’s death, permanent and total disability or Retirement, for a period of not less than three years to be determined by the Board at the Date of Grant, to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code.

2.

Except as amended herein, the Plan shall continue in full force and effect.